Exhibit 99.5

January     , 2006

UNLESS EXTENDED, THE RIGHT TO MAKE AN ELECTION WILL EXPIRE AT 11:59 P.M., EASTERN TIME, ON FEBRUARY     , 2006. RUDOLPH TECHNOLOGIES, INC. AND AUGUST TECHNOLOGY CORPORATION ANTICIPATE THAT THE EFFECTIVE DATE OF THE MERGER WILL OCCUR ON OR ABOUT FEBRUARY     , 2006.

Dear August Technology Shareholder:

On June 27, 2005, August Technology Corporation (“August Technology”) entered into a merger agreement with Rudolph Technologies, Inc. (“Rudolph”) and NS Merger Sub, Inc. (“Merger Sub”), a wholly-owned subsidiary of Rudolph, as amended on December 8, 2005, pursuant to which August Technology will merge with and into Merger Sub, with Merger Sub continuing as the surviving entity. The merger is expected to be completed on or about February     , 2006.

Pursuant to the terms of the merger agreement, which are more fully explained in the joint proxy statement/prospectus dated January     , 2006 (the “Proxy Statement”), August Technology shareholders have the following election options, in each case subject to the proration and allocation procedures set forth in the merger agreement:

1.	Exchange all shares of August Technology common stock for cash. August Technology shareholders may elect to receive $10.50 in cash for each share of August Technology common stock owned.

2.	Exchange all shares of August Technology common stock for shares of Rudolph common stock. August Technology shareholders may elect to receive 0.7625 of a share of Rudolph common stock per share of August Technology common stock owned. No fractional shares will be issued, and August Technology shareholders will receive a cash payment without interest in lieu of fractional shares, in an amount equal to the fraction, multiplied by the last reported sales price of Rudolph common stock at the end of regular trading hours on the day prior to the closing date of the merger, as reported on the Nasdaq National Market.

3.	Non-Election. If no option or more than one option is chosen, or if you do not return all the properly completed documents necessary to make an election, you will not have the opportunity to specify the type of merger consideration you wish to receive. As a result, your shares of August Technology common stock may be exchanged for cash, shares of Rudolph common stock or a combination of both, as determined by Rudolph and/or the Exchange Agent, American Stock Transfer & Trust Company, in accordance with the proration and allocation procedures set forth in the merger agreement.

Please note that Rudolph cannot ensure that all August Technology shareholders will receive their election choices. The merger agreement requires that the total merger consideration include a minimum of $37.2 million and up to a maximum of $60.0 million of cash. As a result, Rudolph will issue a minimum of approximately 9.4 million and a maximum of approximately 11.1 million shares of common stock in connection with the merger. Shareholders who make a valid election will receive priority in the proration and allocation process to have their request to receive cash or Rudolph common stock fulfilled over shareholders who do not make an election. You are entitled to make an election with respect to your shares of August Technology common stock even if you vote against the merger. However, any election form submitted by an August Technology shareholder that seeks to exercise dissenters’ rights will be of no force and effect. If any dissenting shareholder ceases to be a dissenting shareholder, but does not submit a valid election form prior to the Election Deadline (as defined below), then such shareholder shall be deemed to have made a non-election.

On June 27, 2005, the date of the merger agreement, Rudolph common stock closed at $13.77 per share and August Technology common stock closed at $10.79 per share, and on January    , 2006, Rudolph common stock closed at $         per share and August Technology common stock closed at $          per share. Based upon the

closing prices per share of Rudolph common stock on June 27, 2005 and January    , 2006, and assuming that a share of August Technology common stock is converted into 0.7625 of a share of Rudolph common stock, the implied values per share of August Technology common stock in the merger were $10.50 and $            , respectively. Based upon approximately 18.0 million shares and 18.3 million shares of August Technology common stock outstanding on June 27, 2005 and as of January    , 2006, respectively, and assuming that a total of $37.2 million in cash is paid as part of the merger consideration, the total implied value of the consideration to be paid by Rudolph in the merger was approximately $192.9 million on June 27, 2005 and $194.0 million on January    , 2006. Assuming that a total of $60.0 million in cash is paid as part of the merger consideration, the total implied value of the consideration to be paid by Rudolph in the merger was approximately $192.9 million on June 27, 2005 and $             on January 4, 2006.

If the closing price of Rudolph common stock at the closing of the merger is greater than $13.77, then the implied value of the stock consideration payable in the merger would be greater than the cash consideration of $10.50 per share. If the closing price of Rudolph common stock at the closing of the merger is less than $13.77, then the cash consideration of $10.50 per share would be greater than the implied value of the stock consideration. However, actual per share values will depend upon elections made by August Technology shareholders and prorations and allocations made pursuant to the merger agreement. You are encouraged to check the trading price of Rudolph common stock prior to electing whether to receive cash or Rudolph common stock in the merger.

We cannot guarantee that you will receive the amount of cash consideration or stock consideration that you elect. As a result of the proration and allocation procedures and other limitations described in the Proxy Statement and the merger agreement, you may receive stock consideration or cash consideration in amounts that are different from the amounts that you elect to receive. Because the value of the stock consideration and the cash consideration may differ, you may receive consideration having an aggregate value less than that which you elected to receive. Similarly, since you will be required to submit an election form prior to the August Technology special meeting, it will not be possible for you to know the exact value of the merger consideration that you will receive at the time you vote on the merger proposal at the special meeting.

All of the documents necessary to complete your election are included in this package. Please review the following documents carefully:

1.	An Election Form/Letter of Transmittal, which enables you to make your election and attach your stock certificate(s);

2.	The Substitute Form W-9 and Associated Guidelines;

3.	An Election Instruction Booklet, which describes your options and provides information and instructions on how to make your election;

4.	A Notice of Guaranteed Delivery, if needed; and

5.	A Return Envelope for mailing items to the Exchange Agent, American Stock Transfer & Trust Company.

You should also carefully read the Proxy Statement previously mailed to August Technology shareholders. You can obtain an additional copy of the Proxy Statement by following the directions set forth below.

To make an election to receive cash or shares of Rudolph common stock, please complete the Election Form/Letter of Transmittal, attach your August Technology stock certificate(s) (or a Notice of Guaranteed Delivery as described in Instruction B(5) on the Election Form/Letter of Transmittal) and mail these items to the Exchange Agent, American Stock Transfer & Trust Company. Unless extended, the Election Form/Letter of Transmittal and your stock certificate(s) (or a Notice of Guaranteed Delivery) must be received by American Stock Transfer & Trust Company no later than 11:59 p.m., Eastern time, on February    , 2006 (the “Election Deadline”). If for any reason the Election Deadline is extended, Rudolph will inform you by issuance of a press release and the filing with the Securities and Exchange Commission (the “SEC”) of a Current Report on Form 8-K indicating the revised Election Deadline. You will not have the opportunity to specify the type of merger consideration you wish to receive if your Election Form/Letter of Transmittal and your stock certificate(s) (or a Notice of Guaranteed Delivery) are not received prior to the Election Deadline. You bear the risk of proper delivery of your Election Form/Letter of Transmittal. Following the completion of the merger, if you failed to validly elect to receive the cash consideration or stock consideration, your August Technology shares may be exchanged for cash consideration, stock consideration or a combination of cash consideration and stock consideration, depending on the amounts of cash and Rudolph common stock elected to be received by August Technology’s other shareholders. Questions concerning the Election Form/Letter of Transmittal or the Election Instruction Booklet should be directed to The Proxy Advisory Group of Strategic Stock Surveillance, LLC at (866) 657-8728 or (212) 850-8150.

Please read the enclosed materials and, if you would like to make a valid election to receive cash or shares of Rudolph common stock in exchange for your shares of August Technology common stock, complete and return your Election Form/Letter of Transmittal and your August Technology stock certificate(s) (or a Notice of Guaranteed Delivery) to ensure that your election is properly received and recorded prior to the Election Deadline.

This communication is not a solicitation of a proxy from any shareholder of August Technology. Rudolph has filed with the SEC a registration statement on Form S-4 of which the Proxy Statement that was mailed to August Technology shareholders is a part. Rudolph and August Technology may file other relevant documents concerning the merger. We urge August Technology shareholders to read the Proxy Statement and any other relevant documents to be filed with the SEC because they contain important information. Investors may obtain the documents free of charge at the SEC’s website, www.sec.gov, or by contacting The Proxy Advisory Group of Strategic Stock Surveillance, LLC at (866) 657-8728 or (212) 850-8150.

ELECTION FORM/LETTER OF TRANSMITTAL

This Election Form/Letter of Transmittal is being delivered in connection with the Agreement and Plan of Merger, dated as of June 27, 2005 (the “Merger Agreement”), among Rudolph Technologies, Inc. (“Rudolph”), August Technology Corporation (“August Technology”) and NS Merger Sub, Inc. (“Merger Sub”), as amended on December 8, 2005, whereby August Technology will merge with and into Merger Sub. References in this Election Form/Letter of Transmittal to the Merger Agreement are references to the Merger Agreement as amended on December 8, 2005, unless the context otherwise requires. It is understood that this election is subject to the terms, conditions and limitations set forth in the Merger Agreement and this Election Form/Letter of Transmittal. In particular, the Merger Agreement requires that the total merger consideration include a minimum of $37.2 million and up to a maximum of $60.0 million of cash. Rudolph cannot, therefore, ensure that all August Technology shareholders will receive their election preferences and, accordingly, an August Technology shareholder may receive stock consideration or cash consideration in amounts that are different from what such shareholder elects to receive. Because the value of the stock consideration and cash consideration may differ, you may receive consideration having an aggregate value less than that which you elected to receive. Any adjustments to the elections will be made in accordance with the proration and allocation procedures set forth in the Merger Agreement that is attached as Appendix A to the joint proxy statement/prospectus dated January 13, 2006 (the “Proxy Statement”). The undersigned acknowledges receipt of the Proxy Statement.

ELECTION OPTIONS (MARK ONLY ONE BOX)

(SEE INSTRUCTION A(3))

☐ ALL STOCK ELECTION: Exchange all shares of August Technology common stock for shares of Rudolph common stock (0.7625 shares of Rudolph common stock for each share of August Technology common stock), plus cash in lieu of any fractional shares.

☐ ALL CASH ELECTION: Exchange all shares of August Technology common stock for cash ($10.50 per share).

THE ELECTION DEADLINE IS FEBRUARY    , 2006 AT 11:59 P.M. EST (SEE INSTRUCTION A(1))

IMPORTANT: IF YOU DO NOT SELECT AN OPTION OR SELECT MORE THAN ONE OPTION, YOUR SHARES SHALL BE DESIGNATED NON-ELECTION SHARES. IN ADDITION, YOUR ELECTION IS SUBJECT TO THE PRORATION AND ALLOCATION PROCEDURES SET FORTH IN THE MERGER AGREEMENT.

The undersigned represents that I (we) have full authority to surrender without restriction the certificate(s) for exchange. You are hereby authorized and instructed to prepare in the name of and deliver to the address indicated below (unless otherwise instructed in the boxes in the following page) a certificate representing shares of Rudolph common stock and/or a check representing a cash payment for shares tendered pursuant to this Election Form/Letter of Transmittal.

Mail or deliver this Letter of Transmittal, or a facsimile, together with the certificate(s)

representing your shares or a Notice of Guaranteed Delivery, to:

By Mail or Overnight Courier:	By Hand:

American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, NY 11219	American Stock Transfer & Trust Company Attn: Reorganization Department 59 Maiden Lane Plaza Level New York, NY 10038

Pursuant to the merger of August Technology with and into Merger Sub, the undersigned encloses herewith and surrenders the following certificate(s) representing shares of August Technology stock (See Instruction A(2)):

Name(s) and Address of Registered Holder(s) If there is any error in the name or address shown below, please make the necessary corrections.	DESCRIPTION OF SHARES SURRENDERED (Please fill in. Attach separate schedule if needed.)
	Certificate No(s)	Number of Shares

TOTAL SHARES

PLEASE MAKE SURE THAT YOU COMPLETE THE SUBSTITUTE FORM W-9.

HOLDERS OF SHARES OF AUGUST TECHNOLOGY COMMON STOCK MUST SIGN BELOW.

The signature (or signatures, in the case of certificates owned by two or more holders) must appear exactly as the name(s) appears on the stock certificate(s). If signature is by attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or others acting in a representative or fiduciary capacity, set forth full title. See Instruction B(1). If holders improperly complete or sign this Election Form/Letter of Transmittal, such holders’ elections will not be effective and their August Technology shares will be deemed non-election shares. (See Instruction A(7)). In case the Exchange Agent needs to contact you, please provide your daytime telephone number.

(        )

Area Code and Telephone Number

MEDALLION SIGNATURE GUARANTEE

Required only if Special Payment Instructions or Special Delivery Instructions are provided.

The signature(s) should be guaranteed by an eligible financial institution or a member of a registered national securities exchange or the NASD pursuant to Area Code and Telephone Number Securities and Exchange Commission Rule 17Ad-15.

SPECIAL PAYMENT INSTRUCTIONS

(If applicable - See Instructions B(1), B(2) and B(3))

To be completed ONLY if Rudolph stock certificates or cash payments are to be issued and mailed to a recipient OTHER than the registered holder(s). Stock must be properly assigned and signatures guaranteed. For additional payment instructions, please attach additional sheet.

Issue and mail Rudolph stock certificates and/or cash payments to (please print):

Name:

Address:

__

Taxpayer Identification or

Social Security Number of Recipient

SPECIAL DELIVERY INSTRUCTIONS

(If applicable – See Instruction B(4))

To be completed ONLY if Rudolph stock certificates or cash payments are to be issued to the registered holder(s) but mailed to an address OTHER than the address of record as indicated above. For additional mailing instructions, please attach additional sheet.

Mail Rudolph stock certificates and/or cash payments to (please print):

Name:

Address:

__

NOTICE OF GUARANTEED DELIVERY

(If applicable - See Instruction B(5))

To be completed ONLY if you are not delivering your stock certificate(s) with this Election Form/Letter of Transmittal and will be completing the enclosed Notice of Guaranteed Delivery.

Issue and mail Rudolph stock certificates and/or cash payments to (please print):

Name of Firm:

Authorized Signature(s):

Title:

Address:

Area Code and Telephone Number:

PLEASE SIGN HERE:
Signature of Owner	Signature of Owner
Taxpayer Identification Number	Taxpayer Identification Number

INSTRUCTIONS FOR COMPLETING ELECTION FORM/LETTER OF TRANSMITTAL

(Please read carefully the instructions below)

A. SPECIAL CONDITIONS

1. Time in Which to Make an Election. To be effective, a properly completed Election Form/Letter of Transmittal accompanied by the stock certificate(s) representing all of the holder’s shares of August Technology common stock, or a Notice of Guaranteed Delivery as described in the enclosed Election Information Booklet, must be received by American Stock Transfer & Trust Company, the Exchange Agent, not later than 11:59 p.m., Eastern time on February , 2006 (“Election Deadline”). The Election Deadline may be extended by Rudolph and August Technology. If for any reason the Election Deadline is extended, Rudolph will inform you by issuance of a press release indicating the revised Election Deadline. Holders of August Technology common stock whose Election Form/Letter of Transmittal and certificate(s) or Notice of Guaranteed Delivery are not so received or who revoke their Election Form/Letter of Transmittal and do not submit a new properly completed Election Form/Letter of Transmittal before the Election Deadline will be deemed Non-Electing Shareholders. See Instruction A(7) below. You bear the risk of proper delivery of your Election Form/Letter of Transmittal and should send your Election Form/Letter of Transmittal by courier or deliver by hand to the appropriate address as specified therein in order to ensure a valid election prior to the Election Deadline.

2. Description of Shares. Insert in the box on the Election Form/Letter of Transmittal marked “Description of Shares Surrendered” the certificate number(s) of the August Technology common stock certificate(s) that you are surrendering herewith, the number of shares represented by each certificate and the name(s) and address(es) of the registered owners of such certificates. If the space provided is insufficient, attach a separate sheet listing this information.

3. Election Options. In the section entitled “Election Options,” indicate whether you would like to receive in exchange for your shares of August Technology common stock only shares of Rudolph common stock or only cash. Mark only one box in this section. The Merger Agreement limits the amount of cash and the amount of Rudolph common stock that can be issued in the merger. Therefore, we cannot guarantee the form of consideration that you will receive. To find out more about these limits and the proration and allocation procedures that will be used, please see “The Merger Agreement—Merger Consideration—Proration and Allocation Procedures” in the Proxy Statement.

4. Change or Revocation of Election. A holder of shares of August Technology common stock who has made an election may at any time prior to the Election Deadline change such election by submitting to the Exchange Agent a revised Election Form/Letter of Transmittal, properly completed and signed, that is received by the Exchange Agent prior to the Election Deadline and may revoke such election by submitting a written notice of revocation that is received by the Exchange Agent prior to the Election Deadline.

5. Joint Forms of Election. Holders of shares of August Technology common stock who make a joint election will be considered to be a single holder of such shares. Joint Election Form/Letter of Transmittal may be submitted only by persons submitting certificates registered in different forms of the same name (e.g. “John Smith” on one certificate and “J. Smith” on another) and by persons who may be considered to own each other’s shares by reason of the ownership attribution rules contained in Section 318(a) of the Internal Revenue Code of 1986, as amended. If this Election Form/Letter of Transmittal is submitted as a joint Election Form/Letter of Transmittal, each record holder of shares of August Technology common stock covered hereby must properly sign this Election Form/Letter of Transmittal in accordance with Instruction B(1), attaching additional sheets if necessary. The signatures of such holders will be deemed to constitute a certification that the persons submitting a joint Election Form/Letter of Transmittal are eligible to do so.

6. Election by Nominees. Any record holder of shares of August Techonology common stock who is a nominee for beneficial holders may submit one or more Election Form/Letters of Transmittal, indicating on the form or forms a combination of elections covering up to the aggregate number of shares of August Technology common stock owned by such record holder. However, upon the request of Rudolph, such record holder will be required to certify to the satisfaction of Rudolph that such record holder holds such shares of August Technology common stock as nominee for the beneficial owners of such shares. Each beneficial owner for whom such an Election Form/Letter of Transmittal is so submitted will be treated as a separate stockholder of August Technology for purposes of proration and allocation of the Rudolph common stock and cash payments to be issued upon consummation of the merger.

7. Shares as to Which No Election is Made. Holders of shares of August Technology common stock who fail to submit a properly completed Election Form/Letter of Transmittal together with certificate(s) representing their shares of August Technology common stock (or a Notice of Guaranteed Delivery) by the Election Deadline, or who revoke their previously submitted Election Form/Letter of Transmittal and fail to submit a new properly completed Election Form/Letter of Transmittal together with certificate(s) representing their shares of August Technology common stock or a Notice of Guaranteed Delivery (a “Non-Electing Shareholder”), will receive cash, shares of Rudolph common stock or a combination of cash and shares of Rudolph common stock, for each share of August Technology common stock they own in accordance with the proration and allocation procedures set forth in the Merger Agreement. In addition, an August Technology shareholder who does not make an election for all of his or her shares will be deemed to be a Non-Electing Shareholder with respect to all shares owned.

B. GENERAL

1. Signatures. The signature (or signatures, in the case of certificates for which a joint Election Form/Letter of Transmittal is submitted) on the Election Form/Letter of Transmittal should correspond exactly with the name(s) as written on the face of the certificate(s) unless the shares of August Technology common stock described on this Election Form/Letter of Transmittal have been assigned by the registered holder(s), in which event this Election Form/Letter of Transmittal should be signed in exactly the same form as the name of the last transferee indicated on the transfer attached to or endorsed on the certificate(s). If this Election Form/Letter of Transmittal is signed by a person other than the registered holder of the certificate(s) listed, the certificate(s) must be endorsed or accompanied by appropriate stock power(s), in either case signed by the registered holder(s) in the name(s) that appear on the certificate(s), and the signature(s) appearing on such endorsement(s) or stock power(s) and on this Election Form/Letter of Transmittal must be guaranteed by an eligible financial institution or broker who is a member/participant in a Medallion Program approved by the Securities Transfer Association, Inc. If this Election Form/Letter of Transmittal is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or by any others acting in a representative or fiduciary capacity, the person signing, unless he or she is the registered holder, must give such person’s full title in such capacity, and appropriate evidence of authority to act in such capacity must be forwarded to the Exchange Agent with this Election Form/Letter of Transmittal. The certificate(s) may be surrendered by a firm acting as agent for the registered holder(s) if such firm is a member of a registered national securities exchange or of the NASD or is a commercial bank or trust company in the United States.

2. Special Payment Instructions. If checks or certificates representing Rudolph common stock are to be payable to the order of or registered in any name(s) other than exactly the name(s) that appear(s) on the certificate(s) representing shares of August Technology common stock being submitted herewith, the certificate(s) submitted herewith must be endorsed, or accompanied by appropriate signed stock power(s), and the signature(s) appearing on such endorsement(s) or stock power(s) and on this Election Form/Letter of Transmittal must be guaranteed by an eligible financial institution or broker who is a member/participant in a Medallion Program approved by the Securities Transfer Association, Inc. Please also provide the information in the box marked “Special Payment Instructions.”

3. Stock Transfer Taxes. It will be a condition to the issuance of any check or certificate representing shares of Rudolph common stock in any name(s) other than the name(s) in which the surrendered certificate(s) for shares of August Technology common stock is (are) registered that the person(s) requesting the issuance of such check or certificate representing shares of Rudolph common stock either pay to the Exchange Agent any transfer or other taxes required by reason of such issuance, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

4. Special Delivery Instructions. If checks or certificates representing shares of Rudolph common stock are to be delivered to someone other than the registered holder(s), or to the registered holder(s) at an address other than that appearing above, please insert the appropriate address in the space provided in the box marked “Special Delivery Instructions.”

5. Notice of Guaranteed Delivery. If your certificate(s) representing shares of August Technology common stock are not immediately available or if you cannot deliver your certificate(s) representing shares of August Technology common stock to the Exchange Agent on or prior to the Election Deadline or for book-entry confirmation, you may make an effective election to receive the stock consideration for your August Technology common stock by properly completing and duly executing the enclosed Notice of Guaranteed Delivery. Pursuant to this procedure, (i) the election must be made by or through an eligible institution, (ii) a properly completed and duly executed Notice of Guaranteed Delivery must be received by the Exchange Agent on or prior to the Election Deadline, and (iii) the certificate(s) evidencing all physically surrendered shares of August Technology common stock or book-entry confirmations, as the case may be, together with a properly completed and duly executed Election Form/Letter of Transmittal (or manually signed facsimile thereof), together with any required signature guarantees, or an agent’s message in the case of a book-entry transfer, and any other documents required by this Election Form/Letter of Transmittal, must be received by the Exchange Agent within three NASDAQ trading days after the date of execution of the Notice of Guaranteed Delivery. Please read the enclosed Notice of Guaranteed Delivery for more information.

6. Lost Certificate. If your certificate(s) representing shares of August Technology common stock has (have) been lost, stolen or destroyed, you should so indicate in the box on the face of the Election Form/Letter of Transmittal marked “Description of Shares Surrendered,” complete the rest of the form, and contact American Stock Transfer & Trust Company at 1-800-937-5449 before submitting this Election Form/Letter of Transmittal. For more information, see Question 9 in the Election Instruction Booklet.

7. Determination of Questions. All questions with respect to this Election Form/Letter of Transmittal and elections made by holders of shares of August Technology common stock (including, without limitation, questions relating to the time limits or effectiveness or revocation of any Election Form/Letter of Transmittal and questions relating to computations as to prorations and allocations) will be determined by Rudolph and/or the Exchange Agent, whose determination shall be conclusive and binding. Rudolph shall have the absolute right to reject any and all Election Form/Letters of Transmittal not in proper form or to waive any irregularities in any such form, although it does not represent that it will do so. Rudolph and/or the Exchange Agent may, but are not required to, take reasonable action to inform holders of August Technology common stock of any defects and may take reasonable action to assist such holders to correct any such defects; however, neither Rudolph nor the Exchange Agent is under any obligation to notify a holder of shares of August Technology common stock of any defect in an Election Form/Letter of Transmittal.

8. Substitute Form W-9. Each United States August Technology shareholder is required to provide the Exchange Agent with a correct Taxpayer Identification Number on a Substitute Form W-9 and to indicate that the August Technology shareholder is not subject to backup withholding.

9. Questions and Requests for Information. Questions and requests for information or assistance relating to this Election Form/Letter of Transmittal should be directed to The Proxy Advisory Group of Strategic Stock Surveillance, LLC at (866) 657-8728 or (212) 850-8150. Additional copies of this Election Form/Letter of Transmittal are available upon request and may be obtained from The Proxy Advisory Group of Strategic Stock Surveillance, LLC.

Exhibit 99.5

PAYER’S NAME: RUDOLPH TECHNOLOGIES, INC.
SUBSTITUTE FORM W-9

Part 1 — TAXPAYER IDENTIFICATION NO. - FOR ALL ACCOUNTS ENTER YOUR TAXPAYER IDENTIFICATION NUMBER IN THE APPROPRIATE BOX. FOR MOST INDIVIDUALS AND SOLE PROPRIETORS, THIS IS YOUR SOCIAL SECURITY NUMBER. FOR OTHER ENTITIES, IT IS YOUR EMPLOYER IDENTIFICATION NUMBER. IF YOU DO NOT HAVE A NUMBER, SEE “OBTAINING A NUMBER” IN THE ENCLOSED GUIDELINES.

Social Security Number OR Employer Identification Number

Department of the Treasury

Internal Revenue Service

Payer’s Request for Taxpayer

Identification Number (TIN) and

Certification

(See Instruction B(8)) Please

fill in your name and address below.

________

Name

_____

Business name, if different from above

Check appropriate box:

☐ Individual/Sole proprietor

☐ Corporation

☐ Partnership

☐ Other

____

Address (number and street)

____

City, State and Zip Code

Part 2 — Certification — For Payees Exempt from Backup Withholding (see enclosed Guidelines)

Under Penalties of Perjury, I certify that:

(1)    The number shown on this form is my current Taxpayer Identification Number (or I am waiting for a number to be issued to me); and

(2)    I am not subject to backup withholding because:

(a)    I am exempt from backup withholding;

(b)    I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends; or

(c)    the IRS has notified me that I am no longer subject to backup withholding; and

(3)    I am a U.S. person (including U.S. resident alien).

Part 3 — Awaiting TIN ☐

Certification Instructions — You must cross out item (2) in Part 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return and you have not been notified by the IRS that you are no longer subject to backup withholding. For real estate transactions, item (2) does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN. (See the enclosed Guidelines).

Signature:                                                           Date:

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING AT THE APPLICABLE WITHHOLDING RATE OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE MERGER. PLEASE REVIEW INSTRUCTION B(8) FOR ADDITIONAL INFORMATION AND THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number to you by the time of payment, you are required to withhold the applicable withholding rate of all reportable payments thereafter made to me until I provide a number.

Signature	Date

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER — Social Security Numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer Identification Numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

For this type of account:	Give the SOCIAL SECURITY number of —	For this type of account:	Give the EMPLOYER IDENTIFICATION number of —

1. An individual’s account	The individual	8. Sole proprietorship or single-member limited liability company (“LLC”) that is disregarded as separate from its member	The owner (4)

2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)	9. A valid trust, estate or pension trust	The legal entity (5)

3. Husband and wife (joint account)	The actual owner of the account or, if joint funds, the first individual on the account(1)	10. Corporation or LLC electing corporate status on IRS Form 8832	The corporation or LLC

4. Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)	11. Religious, charitable, or educational organization	The organization

5. Adult and minor (joint account)	The adult or, if the minor is the only contributor, the minor(1)	12. Partnership or multiple member LLC	The partnership or LLC

6. Account in the name of guardian or committee for a designated ward, minor, or incompetent person	The ward, minor, or incompetent person(3)	13. Association, club, or other tax-exempt organization	The organization

7. a. The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)	14. A broker or registered nominee	The broker or nominee

b. So-called trust account that is not a legal or valid trust under state law	The actual owner(1)	15. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person’s number must be furnished
(2)	Circle the minor’s name and furnish the minor’s social security number.
(3)	Circle the ward’s, minor’s or incompetent person’s name and furnish such person’s social security number.
(4)	You must show your individual name, but you may also enter your business or “doing business as” name. You may use either your social security number or employer identification number (if you have one).
(5)	List first and circle the name of the legal entity, either a trust, estate, or pension trust. Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number

If you do not have a taxpayer identification number or if you do not know your number, obtain Form SS-5, Application for Social Security Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (the “IRS”) and apply for a number. In this case, check the box marked “Awaiting TIN” in Part 3, sign and date the “Certificate of Awaiting Taxpayer Identification Number,” and return the form to the payer. If you do not timely provide a taxpayer identification number, a portion of all reportable payments made to you will be withheld.

Section references in these guidelines refer to sections under the Internal Revenue Code of 1986, as amended.

Payees specifically exempted from backup withholding include:

•	An organization exempt from tax under Section 501(a), an individual retirement account (IRA), or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(2).

•	The United States, a state thereof, the District of Columbia or a possession of the United States, or a political subdivision or agency or instrumentality of any the foregoing.

•	An international organization or any agency or instrumentality thereof.

•	A foreign government or any political subdivision, agency or instrumentality thereof.

Payees that may be exempt from backup withholding include:

•	A corporation.

•	A financial institution.

•	A dealer in securities or commodities required to register in the United States, the District of Colombia, or a possession of the United States.

•	A real estate investment trust.

•	A common trust fund operated by a bank under Section 584(a).

•	An entity registered at all times during the tax year under the Investment Company Act of 1940, as amended.

•	A middleman known in the investment community as a nominee or custodian.

•	A futures commission merchant registered with the Commodity Futures Trading Commission.

•	A foreign central bank of issue.

•	A trust exempt from tax under Section 664 or a non-exempt trust described in a Section 4947.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

•	Payments to nonresident aliens subject to withholding under Section 1441.

•	Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident alien partner.

•	Payments of patronage dividends where the amount received is not paid in money.

•	Payments made by certain foreign organizations.

•	Section 404(k) payments made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:

•	Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer’s trade or business and you have not provided your correct taxpayer identification number to the payer.

•	Payments of tax-exempt interest (including exempt-interest dividends under Section 852).

•	Payments described in Section 6049(b)(5) to nonresident aliens.

•	Payments on tax-free covenant bonds under Section 1451.

•	Payments made by certain foreign organizations.

•	Mortgage or student loan interest paid to you.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” IN PART 3 OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER. If you are a foreign person, you must submit an appropriate IRS Form W-8BEN signed under penalty of perjury attesting to foreign status.

Certain payments other than interest, dividends, and patronage dividends, which are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Sections 6041,6041A, 6045, 6050A and 6050N.

Privacy Act Notice. —Section 6109 requires most recipients of dividend, interest, or certain other income to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to cities, states and the District of Columbia to carry out their tax laws. The IRS may also disclose this information to other countries under a tax treaty, or to Federal and state agencies to enforce Federal nontax criminal laws and to combat terrorism. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold a portion of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number. —If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding. —If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information. —Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4) Misuse of Taxpayer Identification Numbers. —If the requester discloses or uses taxpayer identification numbers in violation of federal law, the requester may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

RUDOLPH TECHNOLOGIES, INC.

AUGUST TECHNOLOGY CORPORATION

ELECTION INSTRUCTION BOOKLET

This Election Instruction Booklet provides answers to frequently asked questions, briefly describes your options and provides information on how to make your election in connection with the merger. This booklet does not contain all of the information that is important to you and we urge you to read carefully the instructions in the Election Form/Letter of Transmittal. After reviewing these materials, complete the Election Form/Letter of Transmittal and send it in the enclosed blue envelope, along with your August Technology stock certificate(s) or a Notice of Guaranteed Delivery and Substitute Form W-9 to American Stock Transfer & Trust Company (the “Exchange Agent”). If you have additional questions after reading this material, you should contact The Proxy Advisory Group of Strategic Stock Surveillance, LLC at (866) 657-8728 or (212) 850-8150.

Unless extended, the deadline for receipt of your Election Form/Letter of Transmittal and your stock certificate(s) (or Notice of Guaranteed Delivery) is 11:59 p.m., Eastern time, on February , 2006 (the “Election Deadline”). If for any reason the Election Deadline is extended, Rudolph will inform you by issuance of a press release indicating the revised Election Deadline. If your Election Form/Letter of Transmittal and your stock certificate(s) (or Notice of Guaranteed Delivery) are not received prior to the Election Deadline, you will be deemed to have made a Non-Election and you will not have the opportunity to specify the type of merger consideration you wish to receive. Following the completion of the merger, if you are deemed to have made a Non-Election, you will receive a separate letter of transmittal and instructions as to how to surrender your August Technology stock certificates.

FREQUENTLY ASKED QUESTIONS

1. Why have I been sent an Election Form/Letter of Transmittal?

On June 27, 2005, August Technology entered into an Agreement and Plan of Merger with Rudolph and NS Merger Sub, Inc., a wholly-owned subsidiary of Rudolph (“Merger Sub”), as amended on December 8, 2005 (as amended, the “Merger Agreement”), pursuant to which August Technology will merge with and into Merger Sub with Merger Sub as the surviving entity. Pursuant to the merger agreement, you, as an August Technology shareholder, have the opportunity to elect to receive merger consideration in the form of $10.50 in cash or 0.7625 shares of Rudolph common stock for each share of August Technology common stock that you own, subject to the proration and allocation procedures set forth in the Merger Agreement. A copy of the Merger Agreement is attached as Annex A to the joint proxy statement/prospectus that was previously mailed to August Technology’s shareholders (the “Proxy Statement”). You may also obtain an additional copy of the Proxy Statement free of charge at the Securities and Exchange Commission’s (“SEC”) website, www.sec.gov or by calling The Proxy Advisory Group of Strategic Stock Surveillance, LLC at (866) 657-8728 or (212) 850-8150.

If you do not make a valid election to receive either cash or shares of Rudolph common stock, you will be deemed to have made a Non-Election and you will not have the opportunity to specify the type of merger consideration you wish to receive. If you make a valid election, you will receive priority in the proration and allocation process to have your request to receive cash or Rudolph common stock fulfilled over other shareholders who do not make an election. Your election to receive cash or Rudolph common stock may be adjusted by the proration and allocation provisions of the Merger Agreement due to the aggregate amount of cash to be paid and the aggregate number of shares of Rudolph common stock to be issued by Rudolph in the merger. The proration and allocation procedures are more fully described in the answers to Question 10 below and in the Proxy Statement.

Rudolph and August Technology anticipate the effective date of the merger to occur on or about February 16, 2006.

The exact amount of cash and/or shares of Rudolph common stock you will receive in exchange for your shares of August Technology common stock in the merger cannot be determined until the completion of the merger. See Question 10 below.

2. What is the purpose of the Election Form/Letter of Transmittal?

The enclosed Election Form/Letter of Transmittal does two things. First, it allows you to make your election to receive either cash or Rudolph common stock as the form of payment for your shares of August Technology common stock. Second, it provides you with instructions on how to surrender your August Technology stock certificates in order to receive your consideration for your shares of August Technology common stock.

3. What do I do with the Election Form/Letter of Transmittal?

Instructions for completing the Election Form/Letter of Transmittal are set forth on the back page of the Election Form/Letter of Transmittal.

When completed, sign and date the Election Form/Letter of Transmittal and mail it to the Exchange Agent in the enclosed blue envelope along with your August Technology stock certificate(s) (or a Notice of Guaranteed Delivery as described in Instruction B(5) on the Election Form/Letter of Transmittal), so that you can receive the consideration for your shares of August Technology common stock. Do not sign the back of your stock certificates. By signing the Election Form/Letter of Transmittal, you agree to surrender for exchange your August Technology stock certificate(s), you confirm that the tax identification number that has been provided on the Election Form/Letter of Transmittal is correct and that you have complied with all the requirements stated in the instructions. Please note that if your shares of August Technology common stock are held in a joint account, signatures of both owners are required.

4. When should I return the Election Form/Letter of Transmittal?

You must return the Election Form/Letter of Transmittal by the Election Deadline. You can revoke or change your election by giving written notice to the Exchange Agent at American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, NY 10038, provided the written notice is received prior to the Election Deadline.

If you revoke your election, the Exchange Agent will return your August Technology stock certificates to you. However, if you revoked your election and you wish to resubmit it, you must return a properly completed and executed Election Form/Letter of Transmittal with your August Technology stock certificates (or a Notice of Guaranteed Delivery) by the Election Deadline. If you fail to do so, the consideration that you receive from the merger will be determined in accordance with the terms of the merger agreement as if you made a Non-Election with respect to your shares of August Technology common stock. See Question 5 above

5. What if I fail to make a timely election?

If you do not return the Election Form/Letter of Transmittal, or if the Exchange Agent does not receive your properly completed and signed Election Form/Letter of Transmittal, together with your August Technology stock certificate(s) (or a Notice of Guaranteed Delivery), then you will be deemed to have made a Non-Election and will not have the opportunity to specify the type of merger consideration you wish to receive. As a result, your August Technology shares may be exchanged for cash, shares of Rudolph common stock or a combination of cash and Rudolph common stock, as determined by Rudolph and the Exchange Agent in accordance with the proration and allocation procedures set forth in the Merger Agreement. Generally, if there is an oversubscription to one form of consideration, shares as to which no election has been made will be allocated to the undersubscribed form of consideration before shares as to which an election for the oversubscribed consideration has been made. You bear the risk of proper delivery of your Election Form/Letter of Transmittal and should send you Election Form/Letter of Transmittal by courier or deliver by hand to the appropriate address as specified therein in order to ensure a valid election prior to the Election Deadline.

If you do not make a valid election and the August Technology shares you hold are in book-entry form, those shares will be automatically converted into the consideration payable to non-electing shareholders and you will not need to take any further action.

Rudolph has the discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether any Election Form/Letter of Transmittal has been properly completed, signed and timely submitted or revoked by the Election Deadline and to disregard immaterial defects in such Election Form/Letter of

Transmittal. The good faith decision of Rudolph (or the Exchange Agent, if applicable) in such matters shall be conclusive and binding. Neither Rudolph nor the Exchange Agent is under any obligation to notify any person of any defect in any Election Form/Letter of Transmittal.

6. What happens if I miss the Election Deadline?

Missing the Election Deadline is the same as failing to make a valid election. Accordingly, you will be deemed to have made a Non-Election with respect to your shares of August Technology common stock.

7. When can I expect to receive my new Rudolph stock certificates and/or cash?

Assuming that you have made a proper election by the Election Deadline, your check and/or Rudolph stock certificate(s) should be mailed to you within approximately eight business days after the effective date of the merger. Non-electing August Technology shareholders will receive a separate letter of transmittal after the completion of the merger and will receive the merger consideration, which may be cash, Rudolph common stock or a combination of cash and Rudolph common stock within approximately eight to ten business days after the Exchange Agent receives the completed letter of transmittal.

In the event that the Merger Agreement is terminated pursuant to its terms, the Exchange Agent will promptly return to August Technology shareholders their stock certificates representing the shares of August Technology common stock they previously submitted with an Election Form/Letter of Transmittal. In such event, stock certificates representing August Technology common stock held directly by registered holders will be returned by registered mail. Returns other than by registered mail will only be made at the expense, written direction and risk of holders of August Technology common stock, by means of a pre-paid, pre-addressed return courier envelope sent to the Exchange Agent.

8. To whom should I send my August Technology stock certificate(s)?

You must return your August Technology stock certificate(s) with your completed Election Form/Letter of Transmittal to the Exchange Agent, unless the August Technology shares you hold are in book-entry form or unless you have completed a Notice of Guaranteed Delivery (see Instruction B(5) on the Election Form/Letter of Transmittal). Do not send your stock certificate(s) or the Election Form/Letter of Transmittal to August Technology with your proxy card for the August Technology special meeting that also was mailed to you with the Proxy Statement.

9. What if I cannot locate my stock certificate(s)?

If you cannot locate your stock certificate(s) or if your stock certificate(s) have been stolen or destroyed, you should contact August Technology’s transfer agent, Wells Fargo Shareowner Services, immediately at (800) 468-9716 (toll free), for instructions on how to replace your lost, stolen or destroyed certificate(s). If your replacement stock certificate(s) are not received by the Exchange Agent before the Election Deadline, you will be deemed to have made a Non-Election with respect to your shares of August Technology common stock.

10. What can I elect to receive in the merger?

You have the right to elect to receive either $10.50 per share in cash or 0.7625 of a share of Rudolph common stock, for each share of August Technology common stock that you own immediately prior to the completion of the merger, subject to the proration and allocation procedures described below.

The Merger Agreement requires that the total merger consideration include a minimum of $37.2 million and up to a maximum of $60.0 million of cash. As a result, Rudolph will issue a minimum of approximately 9.5 million and a maximum of approximately 11.2 million shares of common stock in connection with the merger. Shareholders who make a valid election in the proration and allocation process will receive priority to have their request to receive cash or Rudolph common stock fulfilled over shareholders who do not make an election.

Rudolph will not issue any fractional shares of Rudolph common stock in the merger. As a result, each August Technology shareholder will receive cash for any fractional share of Rudolph common stock the shareholder would otherwise be entitled to receive in the merger.

The value of the merger consideration that you receive in the merger may vary depending on whether you receive shares of Rudolph common stock or cash. The value of the cash portion of the merger consideration is fixed at $10.50 for each share of August Technology common stock. The value of the stock portion of the merger consideration is not fixed and will depend upon the value of Rudolph common stock at the completion of the merger and the actual number of shares of Rudolph common stock to be issued as a result of the proration and allocation process. If the closing price of Rudolph common stock at the closing of the merger is greater than $13.77, then the implied value of the stock consideration payable in the merger would be greater than the cash consideration of $10.50 per share. If the closing price of Rudolph common stock at the closing of the merger is less than $13.77, then the cash consideration of $10.50 per share would be greater than the implied value of the stock consideration. However, actual per share values will depend upon elections made by August Technology shareholders and prorations and allocations made pursuant to the Merger Agreement. Because the completion of the merger will occur later than the August Technology special meeting, August Technology shareholders that receive shares of Rudolph common stock in the merger will not know the exact value of this stock at the time they vote at the August Technology special meeting. You are encouraged to check the trading price of Rudolph common stock prior to electing whether to receive cash or Rudolph common stock in the merger.

Under the terms of the merger agreement, you have the following options:

•	The “STOCK ELECTION.” If you make the stock election, you will receive 0.7625 of a share of Rudolph common stock for each share of August Technology common stock that you own, subject to the proration and allocation procedures described below, plus cash in lieu of any fractional share.

•	The “CASH ELECTION.” If you make the cash election, you will receive $10.50 in cash for each share of August Technology common stock that you own, subject to the proration and allocation procedures described below.

•	The “NON-ELECTION.” If you do not make a stock election or cash election, or you do not properly complete and return an Election Form/Letter of Transmittal with any stock certificate for shares of August Technology common stock, following the completion of the merger, you will receive a separate letter of transmittal and instructions as to how to surrender your August Technology stock certificate in order to receive the merger consideration that shareholders who are deemed to have made a Non-Election are entitled to receive.

As a result of these proration and allocation procedures, the form of merger consideration actually received by an August Technology shareholder may differ from the form of consideration that such August Technology shareholder elects or is deemed to have elected to receive. These proration and allocation procedures are more fully described in the Proxy Statement under the caption “The Merger Agreement—Merger Consideration—Proration and Allocation Procedures.”

The exchange ratio in the merger will be adjusted to reflect the effect of any stock split, stock dividend, reclassification, recapitalization, combination or mandatory exchange that occurs with respect to Rudolph common stock or August Technology common stock, having a record date on or after the date of the merger agreement and prior to completion of the merger.

11. What do I do if my shares of August Technology common stock are held with a broker, bank or other nominee?

You should promptly contact your broker, bank or other nominee and follow their instructions as to the procedures for exchanging your shares of August Technology common stock.

12. Why must I complete a Substitute Form W-9?

Under United States federal income tax law, non-corporate holders of August Technology common stock may be subject to backup withholding at the rate of 28% on any cash payments received pursuant to the merger. To avoid backup withholding, each August Technology shareholder that is not otherwise exempt from backup withholding must provide its taxpayer identification number (“TIN”) and certify that such number is correct. Accordingly, you should complete and sign the Substitute Form W-9 included as part of the Election Form/Letter of Transmittal, unless you otherwise establish to the satisfaction of the Exchange Agent that you are not subject to backup withholding. August Technology shareholders that have applied for a TIN, or intend to apply for a TIN, must check the applicable box on the Substitute Form W-9 and sign the applicable certification. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (the “Guidelines”) for additional instructions.

Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against a holder’s United States federal income tax liability, provided the holder furnishes the required information to the Internal Revenue Service (“IRS”).

Certain August Technology shareholders (including, among others, all corporations and certain foreign holders) are exempt from backup withholding. For a foreign August Technology shareholder to qualify as an exempt recipient, you must submit to the Exchange Agent a properly completed IRS Form W-8BEN, signed under penalty of perjury, attesting to your exempt status. Such forms are available from the Exchange Agent and at www.irs.gov.

FAILURE TO COMPLETE AND RETURN THE SUBSTITUTE FORM W-9 OR IRS FORM W-8BEN MAY RESULT IN BACKUP WITHHOLDING OF A PORTION OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE MERGER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

13. How and where should I send my signed documents and stock certificate(s)?

A blue envelope addressed to the Exchange Agent is enclosed with this package. Please use this envelope to return your Election Form/Letter of Transmittal, your August Technology stock certificate(s) (or a Notice of Guaranteed Delivery), and any additional documentation that may be required to make your election complete. If you do not have the envelope, please mail all the requested documentation to: American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, NY 10038.

If you are mailing stock certificate(s), we recommend that you make copies of your stock certificates and completed Election Form/Letter of Transmittal. We also recommend sending them by registered mail, properly insured, with return receipt requested. Please do not sign your stock certificate(s) or return any of these documents to Rudolph or August Technology.

Until your August Technology stock certificate(s) are actually delivered to the Exchange Agent, delivery is not effected, and you hold title to the stock certificate(s) and bear the risk of loss.

If you fail to make a valid election, following the completion of the merger, you will receive a separate letter of transmittal and instructions as to how to surrender your August Technology stock certificates in order to receive the merger consideration non-electing shareholders are entitled to receive.

14. Are there any fees associated with the exchange of my shares of August Technology common stock?

There are no fees associated with the exchange of your shares of August Technology common stock, unless you need to replace a lost, stolen or destroyed August Technology stock certificate.

15. How do I change my address on the Election Form/Letter of Transmittal?

You should cross out any incorrect address information that is printed on the Election Form/Letter of Transmittal. Clearly print your correct address in the area beside the printed information. If you would like to receive your payment at a different address from that imprinted on the front of the Election Form/Letter of Transmittal, please complete the box entitled “Special Delivery Instructions” on the Election Form/Letter of Transmittal.

16. What do I do if:

•	I want to change the name on my account?

•	I want to have my check made payable to someone else?

•	The owner or co-owner of the shares is deceased?

Please complete the “Special Delivery Instructions” or “Special Payment Instructions” on the Election Form/Letter of Transmittal in order to transfer to someone else the Rudolph common stock or cash to be received in the merger. As noted in Instruction B(2) on the Election Form/Letter of Transmittal, your signature must be medallion guaranteed. You will be responsible for any taxes arising from any of those changes.

17. What if I hold shares of August Technology common stock in more than one account?

If you hold shares of August Technology common stock in more than one account, you will receive a separate Election Form/Letter of Transmittal for each account in which you hold shares of August Technology common stock. You must complete, sign and date each separate Election Form/Letter of Transmittal and mail them separately to the Exchange Agent in the enclosed return envelope along with your stock certificate(s) representing shares of August Technology common stock held in each of your respective accounts (unless the delivery of such certificate(s) is guaranteed as set forth in Instruction B(5) on the Election Form/Letter of Transmittal) for which you are making the election to receive the cash consideration or stock consideration. Likewise, if you hold shares of August Technology common stock in more than one account with more than one broker, bank or other nominee, you should contact promptly each of them and follow their instructions as to the procedure for exchanging your shares of August Technology common stock.

18. What happens if I hold shares of August Technology common stock as a nominee, trustee or other representative?

If you hold shares of August Technology common stock as a nominee, trustee or in another representative or fiduciary capacity, you may submit one or more Election Form/Letter of Transmittal(s)/Letter(s) of Transmittal covering the aggregate number of shares of August Technology common stock held by you for the beneficial owners of such securities. However, you must certify that any Election Form/Letter of Transmittal submitted covers all shares of August Technology common stock held by you for any single beneficial owner. You may submit only one Election Form/Letter of Transmittal for each separate account that you own or maintain. You may be required to provide the Exchange Agent with additional documents and certifications in order to satisfy the Exchange Agent that you hold such securities for a particular beneficial owner.

19. Can I revoke or change my election?

Yes. You can revoke or change your election by giving written notice to the Exchange Agent at American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, NY 10038, provided the written notice is received prior to the Election Deadline. After the Election Deadline, you may not revoke any election you have made with respect to the consideration you wish to receive in the merger.

If you revoke your election, the Exchange Agent will return your August Technology stock certificates to you. However, if you revoked your election and you wish to resubmit it, you must return a properly completed and executed Election Form/Letter of Transmittal with your August Technology stock certificates (or a Notice of Guaranteed Delivery) by the Election Deadline. If you fail to do so, the consideration that you receive from the merger will be determined in accordance with the terms of the merger agreement as if you made a Non-Election with respect to your shares of August Technology common stock. See Question 5 above.

20. How will I know if the merger has been completed?

Rudolph and August Technology will issue a joint press release announcing the completion of the merger if and when it is completed. You can obtain this information at the Securities and Exchange Commission’s website at www.sec.gov, or by calling the Exchange Agent at (877) 248-6417 (toll free) or (718) 921-8317 or The Proxy Advisory Group of Strategic Stock Surveillance, LLC at (866) 657-8728 or (212) 850-8150.

21. Who do I call if I have additional questions?

You may contact The Proxy Advisory Group of Strategic Stock Surveillance, LLC at (866) 657-8728 or (212) 850-8150.

Exhibit 99.5

Notice of Guaranteed Delivery

of

Shares of Common Stock of

AUGUST TECHNOLOGY CORPORATION

Pursuant to the Election Form/Letter of Transmittal

This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used by shareholders of August Technology Corporation (“August Technology”) to guarantee delivery of shares of August Technology common stock if (i) certificates for shares of August Technology common stock are not immediately available and time will not permit your stock certificates and other required documents to be delivered to the Exchange Agent, American Stock Transfer & Trust Company, on or before 11:59 p.m., Eastern time, on February     , 2006 (the “Election Deadline”), or (ii) the procedures for delivery by book-entry transfer cannot be completed by the Election Deadline.

This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent.

By Mail or Overnight Courier: American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, NY 11219	By Hand: American Stock Transfer & Trust Company Attn: Reorganization Department 59 Maiden Lane New York, NY 10038

By Facimile Transmission: (For Eligible Institutions Only) (718) 234-5001 To Confirm Facimile Only: (718) 921-8317

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON AN ELECTION FORM/LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE ELECTION FORM/LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

The undersigned hereby surrenders to the Exchange Agent, upon the terms and subject to the conditions set forth in the Election Form/Letter of Transmittal and related instructions, receipt of which is hereby acknowledged, the number of shares of August Technology common stock specified below pursuant to the guaranteed delivery procedure set forth below.

Certificate Number(s) (if available):

Number of shares:

☐  Check here if shares of August Technology common stock will be delivered by book-entry transfer and provide the information below.

The Depositary Trust Company

DTC Account Number:

Transaction Code Number:

Date:

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

PLEASE SIGN AND COMPLETE

X

X
Signature(s) of Owner(s) or Authorized Signatory	Date

Area Code and Telephone Number:

Must be signed by the owners(s) of the shares of August Technology common stock as their name(s) appear(s) on certificates for shares of August Technology common stock, or by person(s) authorized to become registered owner(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below and, unless waived by the Exchange Agent, provide proper evidence satisfactory to the Exchange Agent of such person’s authority to so act.

Please print name(s) and address(es)

Name(s):

Capacity:

Address(es):

GUARANTEED DELIVERY PROCEDURE

In order for an election to receive cash or shares of Rudolph common stock to be effective, the Exchange Agent must receive a properly completed Election Form/Letter of Transmittal, accompanied by stock certificates representing shares of August Technology common stock currently held by you (or a proper guarantee of delivery, as described below), no later than the Election Deadline. Persons whose share certificates are not immediately available also may make an election to receive cash or shares of Rudolph common stock by completing the Election Form/Letter of Transmittal and submitting it to the Exchange Agent by the Election Deadline, and by having this Notice of Guaranteed Delivery properly completed and duly executed by a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States (subject to the condition that the stock certificates, the delivery of which is hereby guaranteed, are in fact delivered to the Exchange Agent no later than 5:00 p.m., Eastern time, on the third NASDAQ trading day after the date of execution of the Notice of Guaranteed Delivery (the “Guaranteed Delivery Deadline”)).

If the Exchange Agent does not receive a properly completed Election Form/Letter of Transmittal accompanied by all stock certificates by the Election Deadline (unless an Election Form/Letter of Transmittal and a Notice of Guaranteed Delivery have been properly completed and delivered by the Election Deadline and the certificates are received by the Exchange Agent by the Guaranteed Delivery Deadline), you will be deemed to have made a non-election and you will not have the opportunity to specify the type of merger consideration you wish to receive. If you are deemed to have made a non-election, following the completion of the merger, you will receive a separate letter of transmittal and instructions as to how to surrender your shares of August Technology common stock in order to receive the merger consideration non-electing shareholders are entitled to receive.

GUARANTEE OF DELIVERY

(Not to be used for signature guarantees)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an “eligible guarantor institution” (each of the foregoing being referred to as an “Eligible Institution”), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the shares surrendered hereby, in proper form for transfer, or confirmation of the book-entry transfer of such shares to the Exchange Agent’s account at The Depository Trust Company (“DTC”), pursuant to the procedures for book-entry transfer set forth in this Notice of Guaranteed Delivery, in either case together with one or more properly completed and duly executed Election Form/Letter of Transmittal (or facsimile thereof) and any other required documents within three NASDAQ trading days after the date of execution of this Notice of Guaranteed Delivery.

The undersigned acknowledges that it must deliver the Election Form/Letter of Transmittal (or facsimile thereof) and the certificates representing shares of August Technology common stock surrendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm	Authorized Signature

Address	Name:
(Please Print)

Title:
(Include Zip Code)

Area Code and Telephone Number:	Date:

NOTE: DO NOT SEND STOCK CERTIFICATES FOR SHARES OF AUGUST TECHNOLOGY COMMON STOCK WITH THIS FORM. STOCK CERTIFICATES FOR SHARES OF AUGUST TECHNOLOGY COMMON STOCK SHOULD BE SENT ONLY WITH YOUR ELECTION FORM/LETTER OF TRANSMITTAL.

Exhibit 99.5

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